STRUCTURED INVESTMENTS                                        [GRAPHIC OMITTED]

                                          Free Writing Prospectus
                                          Dated July 5, 2011
                                          Registration Statement No. 333-156423
                                          Filed Pursuant to Rule 433

Client Strategy Guide: July 2011 Offerings

[GRAPHIC OMITTED]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc., and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                              [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                               Page 2

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Table of Contents

Important Information Regarding Offering Documents                       page 3
Selected Features and Risk Disclosures                                   page 4
Structured Investments Spectrum                                          page 5

Tactical Offerings
Offerings with terms of 18 months or less
--------------------------------------------------------------------------------

                                                                         page 6
                                                                         page 7
Enhanced Yield        9% to 11% ELKS([R]) based on The Mosaic Company
                      (MOS) by Morgan Stanley                            page 8
                      Contingent Income Auto-Callable Securities based
                      on Caterpillar Inc. (CAT) by Morgan Stanley        page 9
===================== ==========================================================
                                                                         page 10
Leveraged Performance                                                    page 11
                      Trigger PLUS(SM) based on the Performance of
                      Corn by Morgan Stanley                             page 12
--------------------- ----------------------------------------------------------

Strategic Offerings
Offerings with terms of more than 18 months

 Market-Linked Notes and                                                 page 13
 Market-Linked Deposits -
 FDIC Insured                                                            page 14
================================================================================
 Leveraged Performance   Trigger PLUS(SM) based on a Basket Consisting
                         of Three Exchange-Traded Funds by Morgan
                         Stanley                                         page 15
--------------------------------------------------------------------------------
Selected Risks and Considerations                                        page 16

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                                [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                                Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley:
                          Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                                Page 4
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:
o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies and interest rates
o    Minimum investment of $1,000, unless otherwise noted

Key Risks
An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                                Page 5
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Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured, Market -Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market -Linked Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

[]   May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

[]   May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

[]   May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

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Client Strategy Guide: July 2011 Offerings                                Page 6
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     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                                Page 7
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                        [Page left intentionally blank]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]
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Client Strategy Guide: July 2011 Offerings                                Page 8
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Opportunities in U.S. Equities

Enhanced Yield O 9% to 11% ELKS([R]) based on The Mosaic Company (MOS)

         []  Relatively short-term yield enhancement strategy that offers above-
             market, fixed monthly coupons in exchange for full downside
Strategy     exposure to the underlying equity and, in most cases, no appreciation
Overview     potential on the underlying equity
         []  ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price on any trading day during the investment term
         []  Monthly coupon is paid regardless of the performance of the underlying equity
-----------------------------------------------------------------------------------------------------------
               [] All principal is at risk under the terms of the ELKS
               [] Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price on any trading day during the investment term
               [] No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price on any trading day during the
Risk              investment term and at maturity (or on the valuation date if the issuer elects to pay
Considerations    cash) closes above its initial equity price
               [] If the underlying equity closes at or below the downside threshold price on any trading day during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)
-----------------------------------------------------------------------------------------------------------
ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below. The ELKS do not guarantee the return of any principal at maturity. At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of The Mosaic Company decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of common stock of The Mosaic Company equal to the equity ratio (as defined below) or, if the issuer so elects, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of The Mosaic Company or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer                Morgan Stanley
--------------------------------------------------------------------------------
Underlying Equity     The common stock of The Mosaic Company
-------------------------------------------------------------------------------
Maturity Date         January 25, 2012 (approximately 6 Months)
-------------------------------------------------------------------------------
Minimum Payment at Maturity  None
-------------------------------------------------------------------------------
Coupon                9% to 11% per annum (approximately equivalent to $0.4425 to
                      $0.5408 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be
                      determined on the Pricing Date.
 -------------------------------------------------------------------------------
Coupon Payment Dates  Monthly, on the 25th of each month, beginning on
                      August 25, 2011
--------------------------------------------------------------------------------
Payment at Maturity per ELKS
                      [] If the closing price has not decreased to or below the
                      Downside Threshold Price on any trading day from but
                      excluding the Pricing Date to and including the Valuation
                      Date, then you will receive an amount in cash equal to $10 per ELKS; or
                      [] If the closing price has decreased to or below the
                      Downside Threshold Price on any trading day from but
                      excluding the Pricing Date to and including the Valuation
                      Date, then you will receive shares of common stock of The
                      Mosaic Company in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects,
                      the cash value (determined as of the Valuation Date) of such shares.

                      The value of those shares of common stock or that cash, as applicable, may be significantly less than the Stated
                      Principal Amount of the ELKS and may be zero.
------------------------------------------------------------------------------------
Downside Threshold Price     80% of the Initial Equity Price
------------------------------------------------------------------------------------
Initial Equity Price  The closing price of the Underlying Equity on the Pricing Date
------------------------------------------------------------------------------------
Equity Ratio          $10 divided by the Initial Equity Price, subject to
                      adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be
                      determined on the Pricing Date.
------------------------------------------------------------------------------------
Issue Price/Stated    $10 per ELKS
Principal Amount
------------------------------------------------------------------------------------
Listing               The ELKS will not be listed on any securities exchange.
------------------------------------------------------------------------------------
Valuation Date        Expected to be January 20, 2012 (3 trading days before the
                      Maturity Date), subject to adjustment for
                      non-trading days and certain market disruption events
------------------------------------------------------------------------------------
Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Monday -- July 25, 2011.
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                  July 2011

                                                               [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                                Page 9
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Opportunities in U.S. Equities

Enhanced Yield [] Contingent Income Auto-Callable Securities based on
Caterpillar Inc. (CAT)

         []  Potential yield enhancement strategy for investors with a range-bound view on Caterpillar Inc.
         []  Opportunity to receive a contingent quarterly coupon, provided that the underlying stock closes at or above the
             predetermined downside threshold level on the related determination date
Strategy []  The securities will be automatically redeemed for par plus the
Overview     contingent coupon payment if on any determination date the closing price of the underlying stock is at or above the initial share price
         []  The securities provide full repayment of principal at maturity if the underlying stock closes at or above the  predetermined downside threshold level on the final determination date

                 [] All principal is at risk under the terms of the securities
                 [] Investors will not participate in any appreciation of the underlying stock and the return on the securities will be t
Risk                limited to the contingen quarterly coupons earned during the term
Considerations   [] Contingent quarterly payments may be zero for some or all quarterly periods
                 [] All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.50% to 3.00% of the stated
principal amount, with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial share price, which is referred to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated
principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                Morgan Stanley
--------------------------------------------------------------------------------
Underlying Stock      The common stock of Caterpillar Inc. (CAT)
--------------------------------------------------------------------------------
Maturity Date         July 25, 2012 (approximately 1 Year)
--------------------------------------------------------------------------------
Early Redemption      If, on any of the first three Determination Dates, the
                      Determination Closing Price of the Underlying Stock is
                      greater than or equal to the Initial Share Price, the
                      securities will be automatically redeemed for an Early
                      Redemption Payment on the third business day following the related Determination Date.

--------------------------------------------------------------------------------
Early Redemption Payment  The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent
                      Quarterly Payment with respect to the related Determination
                      Date.
--------------------------------------------------------------------------------
                      [] If, on any Determination Date, the Determination Closing
                      Price or the Final Share Price, as applicable, is greater
                      than or equal to the Downside Threshold Level, the issuer
                      will pay a Contingent Quarterly Payment of $0.25 to $0.30
                      (2.50% to 3.00% of the Stated Principal Amount) per security on the related Contingent Payment Date. The actual
                      Contingent Quarterly Payment will be determined on the
                      Pricing Contingent Quarterly Payment Date.

                      [] If, on any Determination Date, the Determination Closing
                      Price or the Final Share Price, as applicable, is less than the Downside Threshold Level, no Contingent Quarterly
                      Payment will be made with respect to that Determination
                      Date.

--------------------------------------------------------------------------------
Determination Dates   October 20, 2011, January 20, 2012, April 20, 2012 and
                      July 20, 2012. July 20, 2012 is referred to as the final
                      Determination Date.
--------------------------------------------------------------------------------
                      With respect to each Determination Date including the final
                      Determination Date, the third business day after the related
                      Determination Date. The payment of the Contingent Quarterly
                      Payment, if any, with Contingent Payment Dates respect to
                      the final Determination Date will be made on the Maturity
                      Date.
--------------------------------------------------------------------------------
                      [] If the Final Share Price is greater than or equal to the
                      Downside Threshold Level: (i) the Stated Principal Amount
                      plus (ii) the Contingent Quarterly Payment with respect to the final Determination Date

Payment at Maturity   [] If the Final Share Price is less than the Downside
                      Threshold Level: (i) (a) a number of shares of the
                      Underlying Stock equal to the product of the Exchange Ratio and the Adjustment Factor, each as of the final
                      Determination Date, or (b) at the issuer's option, the cash value of such shares as of the final Determination Date
--------------------------------------------------------------------------------
Initial Share Price   The closing price of the Underlying Stock on the Pricing
                      Date
--------------------------------------------------------------------------------
Final Share Price     The closing price of the Underlying Stock on the final
                      Determination Date times the Adjustment Factor on such
                      date
--------------------------------------------------------------------------------
Exchange Ratio        The Stated Principal Amount divided by the Initial Share
                      Price
--------------------------------------------------------------------------------
Adjustment Factor     1.0, subject to adjustment in the event of certain
 Stock                corporate events affecting the Underlying
--------------------------------------------------------------------------------
Downside Threshold Level                        80% of the Initial Share Price
--------------------------------------------------------------------------------
Issue Price/Stated Principal Amount             $10 per security
--------------------------------------------------------------------------------
Listing               The securities will not be listed on any securities
                      exchange.
--------------------------------------------------------------------------------
Expected Pricing Date(1)      This offering is expected to close for ticketing
                              on Monday -- July 25, 2011.

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2011

                                                               [GRAPHIC OMITTED]
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Client Strategy Guide: July 2011 Offerings                               Page 10
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                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]
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Client Strategy Guide: July 2011 Offerings                               Page 11
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                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]
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Client Strategy Guide: July 2011 Offerings                               Page 12
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Opportunities in Commodities

Leveraged Performance O Trigger PLUS(SM) based on the Performance of Corn

             [] Leveraged exposure within a certain range of commodity
             performance and limited protection against negative
             performance of the underlying commodity
Strategy
Overview     [] May be appropriate for investors anticipating moderate
             appreciation of the underlying commodity and seeking
             enhanced returns within a certain range of price performance and limited protection against loss of principal, in
             exchange for an appreciation potential limited to the
             maximum payment at maturity

             [] The loss protection applies only if the underlying
             commodity closes at or above the specified trigger level on the valuation date

             [] All principal is at risk under the terms of the Trigger
             PLUS [] Full downside exposure to the underlying commodity if the underlying commodity closes below the trigger level on the valuation date
Risk Considerations
             [] Does not provide for current income; no interest payments
             [] Appreciation potential limited by the maximum payment at maturity [] Risks associated with an investment linked to a single commodity

Trigger PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies, while providing limited protection against negative performance of the asset. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the closing value of the asset on the valuation date. There is no minimum payment at maturity, and you could lose your entire investment. The Trigger PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer                Morgan Stanley
--------------------------------------------------------------------------------
Underlying Commodity  Corn
--------------------------------------------------------------------------------
Maturity Date         August 30, 2012 (approximately 13 months)
--------------------------------------------------------------------------------
                      If the Final Commodity Price is greater than the Initial
                      Commodity Price: $1,000 + Leveraged Upside Payment. In no
                      event will the Payment at Maturity exceed the Maximum
                      Payment at Maturity.
Payment at Maturity   If the Final Commodity Price is less than or equal to the
                      Initial Commodity Price and is greater than  or equal to
                      the Trigger Level: $1,000
                      If the Final Commodity Price is less than the Trigger Level:
                      $1,000 [] Commodity Performance Factor. This amount will be less than 90% of the Stated Principal Amount and could be
                      zero.
--------------------------------------------------------------------------------
Leveraged Upside
Payment               $1,000 [] Leverage Factor [] Commodity Percent Increase
--------------------------------------------------------------------------------
Leverage Factor       200%
--------------------------------------------------------------------------------
Commodity Percent
Increase              (Final Commodity Price -- Initial Commodity Price) /
                      Initial Commodity Price
--------------------------------------------------------------------------------
Commodity Performance
Factor                Final Commodity Price / Initial Commodity Price
--------------------------------------------------------------------------------
Trigger Level         90% of the Initial Commodity Price
--------------------------------------------------------------------------------
Initial Commodity
Price                 The Commodity Price for the Underlying Commodity on the
                      Pricing Date.
--------------------------------------------------------------------------------
Final Commodity Price The Commodity Price for the Underlying Commodity on the
                      Valuation Date.
--------------------------------------------------------------------------------
Commodity Price       For any trading day, the official settlement price per
                      bushel of deliverable-grade corn on the CBOT of the first
                      nearby month futures contract (as stated in U.S. cents).
--------------------------------------------------------------------------------
Valuation Date        August 27, 2012, subject to adjustment for non-trading
                      days and certain market disruption events.
--------------------------------------------------------------------------------
Maximum Payment at
Maturity              $1,240 to $1,280 per Trigger PLUS (124% to 128% of the
                      Stated Principal Amount). The actual Maximum Payment at
                      Maturity will be determined on the Pricing Date.
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Listing               The Trigger PLUS will not be listed on any securities
                      exchange.
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Issue Price/Stated    $1,000 per Trigger PLUS
Principal Amount
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Expected Pricing Date(1)
                      This offering is expected to close for ticketing on Monday
                      -- July 25, 2011.

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

                                                               [GRAPHIC OMITTED]

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Client Strategy Guide: July 2011 Offerings                               Page 14
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                 July 2011

MorganStanley SmithBarney

Client Strategy Guide: July 2011 Offerings Page 15

Opportunities in U.S. and International Equities

Leveraged Performance

Trigger PLUS[SM] based on a Basket Consisting of Three Exchange-Traded Funds

Strategy Overview

- Leveraged exposure within a certain range of basket performance and limited protection against negative performance of the basket
- May be appropriate for investors anticipating moderate appreciation of the underlying basket and seeking enhanced returns within a certain range of basket performance and limited protection against loss of principal, in exchange for an appreciation potential limited to the maximum payment at maturity
- The loss protection applies only if the basket closes above the specified trigger level on the valuation date

Risk Considerations

- ✓ All principal is at risk under the terms of the Trigger PLUS
- ✓ Full downside exposure to the basket if the basket closes at or below the trigger level on the valuation date
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential limited by the maximum payment at maturity
- ✓ Risks associated with emerging markets securities

Trigger PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return and are exposed to the risk of loss of some or all of their investment. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the principal amount based upon the closing value of the underlying asset on the valuation date. **There is no minimum payment at maturity and, accordingly, you could lose your entire investment in the Trigger PLUS.** The Trigger PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**					
Underlying Basket:	**Basket Component**	**Component Weighting**	**Basket Component**	**Component Weighting**	**Basket Component**	**Component Weighting**
	SPDR® S&P 500® ETF Trust (SPY)	33.333%	iShares® MSCI Emerging Markets Index Fund (EEM)	33.333%	iShares® MSCI EAFE Index Fund (EFA)	33.333%
Maturity Date:	July 25, 2014 (approximately 3 Years)					
Interest:	None					
Payment at Maturity:	If the Final Basket Value is *greater than* the Initial Basket Value: $10 + Leveraged Upside Payment. *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* If the Final Basket Value is *less than or equal to* the Initial Basket Value but greater than the Trigger Level: $10 If the Final Basket Value is *less than or equal to* the Trigger Level: $10 x the Basket Performance Factor. *This amount will be at least 15% less than the Stated Principal Amount of $10 and could be zero.*					
Leveraged Upside Payment:	$10 x Leverage Factor x Basket Percent Increase					
Leverage Factor:	150%					
Maximum Payment at Maturity:	$15.00 to $16.00 per Trigger PLUS (150% to 160% of the stated principal amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.					
Trigger Level:	85, which is 85% of the Initial Basket Value					
Closing Value:	For each Basket Component, the closing price of one share of such Basket Component *times* the relevant Adjustment Factor for such Basket Component.					
Adjustment Factor:	For each Basket Component, 1.0, subject to adjustment for certain events affecting such Basket Component.					
Initial Basket Value:	100, which will be equal to the sum of the products of the closing prices of the Basket Components on the Pricing Date and the Multiplier for such Basket Component on such date.					
Final Basket Value:	The Basket Closing Value on the Valuation Date.					
Valuation Date:	July 22, 2014, subject to adjustment for non-trading days and certain market disruption events.					
Basket Closing Value:	The Basket Closing Value on any day is the sum of the products of the Closing Value of each of the Basket Components and the Multiplier for such Basket Component, in each case, on such day.					
Multiplier:	The Multiplier for each Basket Component will be set on the Pricing Date based on such Basket Component's respective Closing Value on the Pricing Date so that each Basket Component is reflected in the predetermined Initial Basket Value in accordance with its Component Weighting. The Multipliers will remain constant for the term of the Trigger PLUS.					
Basket Percent Increase:	(Final Basket Value – Initial Basket Value) / Initial Basket Value					
Basket Performance Factor:	Final Basket Value / Initial Basket Value					
Issue Price/Stated Principal Amount	$10 per Trigger PLUS					
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – July 25, 2011.					

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2011

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Client Strategy Guide: July 2011 Offerings                               Page 16
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Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market -linked certificate of deposit, Structured
Investments are not bank deposits and are not insured or guaranteed by the
Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

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Client Strategy Guide: July 2011 Offerings                               Page 17
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Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2011

MorganStanley SmithBarney

Client Strategy Guide: July 2011 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®," "SPDR®" and "S&P GSCI™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2011